Exhibit 10.1

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

FIRST QUARTER 2008 AMENDMENT TO PROCESSING SERVICES AGREEMENT

This First Quarter 2008 Amendment to Processing Services Agreement (“First Quarter 2008 Amendment”) is made this 31st day of October 2008 (the “Effective Date”), and is entered into by and between Capital One Services, Inc. (“Capital One”), a Delaware corporation having offices at 1680 Capital One Drive, McLean, Virginia 22102-3491, and Total System Services, Inc. (“TSYS”), a Georgia corporation having offices at 1600 First Avenue, Columbus, Georgia 31901-1804.

For and in consideration of the representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TSYS and Capital One agree as follows:

1.	BACKGROUND.

A.	TSYS and Capital One are parties to that certain Processing Services Agreement, dated August 5, 2005, as amended (hereinafter, the “Agreement”).

B.	TSYS and Capital One desire to amend the Agreement to update certain provisions and to add New Additional Services.

2.	AMENDMENTS.

A.	TLP/ESP. TSYS and Capital One hereby amend the Agreement to add the following new subsection (e) to Section 3.7:

“When Capital One notifies TSYS that Capital One wishes to [* * *] the [* * *] for [* * *] (but in no event earlier than [* * *]), TSYS and Capital One shall use Commercially Reasonable Efforts to [* * *], under which TSYS would [* * *] the [* * *] for [* * *] to Capital One, separate and apart from the [* * *]. Effective when such [* * *] is entered into, [* * *] of the Agreement shall be deleted and be of no further force or effect. If Capital One exercises the License Option prior to the parties’ entering into a [* * *] for the [* * *] for [* * *], then Section [* * *] of the Agreement shall apply in accordance with its terms.”

B.	TSYS and Capital One hereby amend the Agreement to add the following new subsection (f) to Section 3.7:

“(f) TSYS shall provide [* * *] of $[* * *] to support Capital One’s [* * *] in [* * *] to [* * *] on the [* * *].”

C.	Amendments Relating to [* * *].

Capital One and TSYS hereby amend the Agreement by (a) deleting all of the references therein to [* * *], the [* * *] Software, their components and functionality, and obligations relating thereto, except the references in the following Sections: [* * *]; [* * *]; definitions of [* * *] (and amend said definition to read: “shall mean that certain [* * *] entered into between Capital One and TSYS effective as of [* * *]), [* * *] (references to[* * *] in the [* * *] only), and [* * *]; (b) amending Section 3.1(c) to read in its entirety as follows:

“TSYS will [* * *] the TSYS System so that Capital One will receive the benefits of [* * *] during the Term. Subject to Section [* * *], TSYS shall make the [* * *] to the Equipment and Systems Software elements of [* * *] TS2 as it [* * *] TS2, excluding those which may relate to [* * *].”

and (c) amending Section 5.3 to read in its entirety as follows:

“5.3    Resource Pool

(a)    Subject to the adjustment provided in Section 5.3(b), TSYS shall provide a pool of at least [* * *] TSYS Personnel dedicated to provide Services to Capital One for the Non-Development Pool and [* * *] TSYS Personnel dedicated to Capital One for the Development Pool (the Non-Development Pool and the Development Pool are collectively the “Resource Pool”). Except as permitted by Section 5.3(b) below, Section 3.6(c) of Schedule C, and Section 4.5 of Schedule A, TSYS may not [* * *] of TSYS Personnel in the Resource Pool without Capital One’s prior written consent, which Capital One may withhold in its sole discretion. Except for decreases under Section [* * *] and [* * *] of Schedule C, if Capital One agrees to have the Resource Pool [* * *] the parties shall agree upon an equitable [* * *] in the Charges to reflect the [* * *] will derive from the [* * *] personnel.

(b)    The Non-Development Pool shall be increased or decreased every calendar quarter [* * *] based upon the [* * *] number of Active Accounts in the prior calendar quarter in accordance with the following table (and no adjustment to the Development Pool shall be required if an adjustment in the Non-Development Pool pursuant to this Section 5.3(b) causes the total number of TSYS Personnel in the Resource Pool to be less than 150): [competitive issue that TSYS staffs on this has implication.]

Monthly Active Accounts	Dedicated Support Staff (FTE)
Less than [* * *]	[* * *]
[* * *] or greater	[* * *]
[* * *] or greater	[* * *]
[* * *] or greater	[* * *]
[* * *] or greater	[* * *]
[* * *] or greater	[* * *]
[* * *] or greater	[* * *]
[* * *] or greater	[* * *]
[* * *] or greater	[* * *]
[* * *] or greater	[* * *]
[* * *] or greater	[* * *]

and (d) amending Section 12.4(a) by adding the following after the first colon in the third sentence thereof:

“(provided, however, that Capital One Audits that relate in any way to [* * *], the [* * *], the [* * *] Services or the [* * *] of [* * *] processed, stored, supported and transmitted by the [* * *] may be conducted only with respect to events and circumstances arising during the period between [* * *]);”

The provisions of this Section 2.C of this First Quarter 2008 Amendment are effective as of [* * *].

3.	GENERAL.

A.	Except as otherwise modified herein, the capitalized terms used in this First Quarter 2008 Amendment shall have the meaning specified in the Agreement.

B.	Except as amended herein, the remaining terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, TSYS and Capital One have caused this First Quarter 2008 Amendment to be executed on their behalf by their duly authorized officers, all as of the Effective Date of this First Quarter 2008 Amendment.

CAPITAL ONE SERVICES, INC.		TOTAL SYSTEM SERVICES, INC.

By:	/s/ Katherine Busser	By:	/s/ Barry Tompkins

Title:	Executive Vice President	Title:	Executive Vice President

Date:	11/5/08	Date:	10/24/2008

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